Fees Redacted
Fee schedule has been excluded because it is both (1) not material and
(2) would likely cause competitive harm to the registrant if publically disclosed.
AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
CUSTODY AGREEMENT
THIS AMENDMENT effective as of the last date in the signature block, to the Custody
Agreement dated as of May 24, 2023, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) and U.S.
BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at
Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement;
WHEREAS, the parties desire to amend the Agreement to add an Exhibit; and
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized by or approved by the Board of Trustees.
NOW THEREFORE, the parties agree as follows:
1.The Exhibit for Tuttle Capital Management, LLC attached hereto, is hereby added to the Agreement.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

MANAGED PORTFOLIO SERIES		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian Wiedmeyer	By:	/s/ Elizabeth Scalf
Name:	Brian Wiedmeyer	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	8/25/2026	Date:	8/25/2026

Exhibit for Tuttle Capital Management, LLC
Managed Portfolio Series Custody Agreement
Name of Series
Tuttle Capital AI Capacitor ETF
Tuttle Capital AI DC Power Architecture ETF
Tuttle Capital AI Drug Discovery ETF
Tuttle Capital AI Inference ETF
Tuttle Capital AI Memory Wall ETF
Tuttle Capital AI Network Fabric ETF
Tuttle Capital AI Substrate ETF
Tuttle Capital AI Test Equipment ETF
Tuttle Capital AI Thermal Management ETF
Tuttle Capital AI TokenMax ETF
Tuttle Capital Gavin Baker Tracker ETF
Tuttle Capital On-Device AI ETF
Tuttle Capital Owned Intelligence ETF
Tuttle Capital Robotic Perception ETF
Tuttle Capital Space Data Centers ETF
Tuttle Capital Thematic ETF
Annual Base Fees

	Average daily market value of all long securities and cash held	Minimum Fee per Fund
Custody	[ ] bp	$[ ]/fund plus portfolio transaction fees
Annual Base Fees include the following services:
•Custody: custody securities and cash; act as foreign custody manager; open and maintain fund custody accounts; disburse moneys, release and deliver securities.
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees
(even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Custody Services
Portfolio Transaction Fees1
•$[  ] – Book entry DTC transaction, Federal
Reserve transaction, principal paydown
•$[  ] – Repurchase agreement, reverse
repurchase agreement, time deposit/CD or other
non-depository transaction
•$[  ] – Option/SWAPS/future contract written,
exercised or expired
•$[  ] – Mutual fund trade, Margin Variation
Wire and outbound Fed wire
•$[  ] – Physical security transaction
•$[  ] – Check disbursement (waived if U.S.
Bancorp is Administrator)
•$[  ] Manual instructions fee. (Additional Per
Securities and Cash Transactions)
•$[  ] Cancellation/Repair fee. (Additional Per
Securities and Cash Transactions)
•$[  ] Per Non-USD wire.
•$[  ] Per 3rd party FX settled at U.S. Bank
•$[  ] Monthly charge on zero valued securities (Per
ISIN)
•$[  ] Per Proxy Vote cast.
•$[  ] Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/
sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.
Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[  ] per custody sub-account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Processing Service Fee – [  ]% of gross proceeds recovered after settlement of a filed claim, with a maximum cost not to exceed $[  ].
•No charge for the initial conversion free receipt if fund is converting from another service provider.
•$[  ] per SMA converting into the fund
•Overdrafts – charged to the account at prime interest rate plus [  ]%, unless a line of credit is in place
•Third Party lending - Additional fees will apply
Global Custody Base Fee
A monthly base fee of $[  ] per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the following may apply.
Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Reclamation Services:
•Global Filing: $[  ] per annum
•U.S. Domestic Filing: $[  ] per annum (Only ADRs)
•3rd Party Tax Service Provider: $[  ] per annum (does not include out-of-pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out-of-pocket expenses incurred in the fulfillment of the requests.

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transactio n fee	Country	Safekeepin g (BPS)	Transactio n fee	Country	Safekeeping (BPS)	Transactio n fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Non- Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Finland	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
France	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Germany	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Greece	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
			Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network

•Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]
UNITED STATES	US	[ ]

Additional Fees and Expenses
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Mailing, sorting and postage
•Stationary
•Specialized programming
•Special/customized reports
•Third-party data provider costs
•Tax e-filing charges
•PFIC monitoring
•Conversion expenses (if necessary)
•Federal and state regulatory filing fees
•Travel expenses
•Third party auditing and legal expenses
•EDGAR/iXBRL filing (may be charged by third-
party or U.S Bank)
•Fair value services
•Liquidity classification reporting
•SWIFT processing
•Manually processed trade files
•Telephone toll-free lines
•Service/data conversion, based on services performed
•AML verification services
•Record retention
•Lost shareholder search
•Unclaimed property reporting (data analysis, due
diligence mailings and filings)
•Disaster recovery charges
•ACH fee Fed wire charges
•NSCC activity charges
•SS&C charges
•Shareholder/dealer print out (daily confirms, investor
statements, tax, check printing and writing and
commissions)
•Voice response (VRU) maintenance and development
•Data communication and implementation charges
•Omnibus conversions
•FATCA and other compliance mailings
•Electronic document archiving
•Expenses incurred in the safekeeping, delivery and
receipt of securities
•Shipping
•Transfer fees
•Deposit withdrawals at custodian (DWAC) fees
•SWIFT charges
•Negative interest charges
Extraordinary expenses based upon complexity

Additional Services
Additional services not listed above shall be provided if and when mutually agreed upon for the fees mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
The Adviser’s signature below is solely in acknowledgement of the above fee schedule.

TUTTLE CAPITAL MANAGEMENT, LLC

By:	/s/ Matt Tuttle
Name:	Matt Tuttle
Title:	CEO
Date:	8/25/2026